UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125
Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

451 D Street, Suite 710
Boston, MA	02210
(Former Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conditional Resignation of Directors

On April 10, 2026, each of Christopher W. Gerry, Thomas Ricks, and Kristian Humer (collectively, the “Resigning Directors”) tendered conditional resignations from the Board of Directors (the “Board”) of Sensei Biotherapeutics, Inc. (the “Company”), in each case effective as of two business days following the conclusion of the Company’s Annual Meeting of Stockholders to be held on June 10, 2026 (the “Annual Meeting”), and contingent upon the approval by the Company’s stockholders of the following two proposals to be presented at the Annual Meeting (the “Effective Time”):

•

the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon conversion of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share, which will (a) represent more than 20% of the shares of the Company’s Common Stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (the “Conversion Proposal”); and

•

an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Common Stock from 12,500,000 to 300,000,000 (the “Charter Amendment Proposal,” and together with the Conversion Proposal, the “Required Company Stockholder Proposals”).

For a description of the Conversion Proposal and the Charter Amendment Proposal, please refer to the Company’s preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2026 (the “Preliminary Proxy Statement”).

The decisions of the Resigning Directors to resign were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Conditional Appointments of New Directors

In connection with the foregoing, on April 10, 2026, the Board approved the conditional appointments of each of Stephen M. Hahn, Saira Ramasastry, and Karen Vousden (collectively, the “Incoming Directors”) to the Board, effective as of the Effective Time. Upon the effectiveness of their respective appointments, it is expected that:

•	Dr. Hahn will serve as a Class III director and as a member of the Nominating and Corporate Governance Committee of the Board;

•	Ms. Ramasastry will serve as a Class III director and as a member of the Audit Committee and of the Compensation Committee of the Board; and

•	Ms. Vousden will serve as a Class II director and as a member of the Compensation Committee and as Chair of the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between any of the Incoming Directors and any other person pursuant to which he or she has been appointed as a director. There are no transactions between the Company and any of the Incoming Directors that would be required to be reported under Item 404(a) of Regulation S-K.

Each Incoming Director will be compensated as a director in accordance with the Company’s non-employee director compensation program described in the Preliminary Proxy Statement.

The Company intends to enter into its standard form of indemnification agreement with each of the Incoming Directors upon the effectiveness of their respective appointments.

Composition of the Committees of the Board

Based on the foregoing, effective as of two business days following the conclusion of the Annual Meeting and contingent upon the approval by the Company’s stockholders of the Required Company Stockholder Proposals at the Annual Meeting, it is expected that the membership of the three standing committees of the Board will be as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Phillip B. Donenberg (Chair)	Bob Holmen (Chair)	Karen Vousden (Chair)
Saira Ramasastry	Saira Ramasastry	Phillip B. Donenberg
Bob Holmen	Karen Vousden	Stephen M. Hahn

Anticipated Appointment of Principal Executive Officer and Principal Financial Officer

If the Required Company Stockholder Proposals are approved, the Board anticipates that it will appoint Anand Parikh, the Company’s Chief Operating Officer and a member of the Board, as Chief Executive Officer of the Company. Upon the effectiveness of such appointment, Mr. Parikh will cease to serve as Chief Operating Officer and will serve as the Company’s Chief Executive Officer and principal executive officer. It is expected that Mr. Parikh will continue to serve as a member of the Board. Also upon the effectiveness of such appointment, Mr. Gerry, the Company’s President, General Counsel and a member of the Board, will cease to serve as the Company’s President and principal executive officer. It is expected that Mr. Gerry will continue to serve as the Company’s General Counsel following such effectiveness.

Further, if the Required Company Stockholder Proposals are approved, the Board anticipates that it will appoint Brian Stephenson, Ph.D., the Company’s Head of Operations and Finance, as Chief Financial Officer of the Company. Upon the effectiveness of such appointment, Dr. Stephenson will cease to serve as Head of Operations and Finance and will serve as the Company’s Chief Financial Officer and principal financial officer. Also upon the effectiveness of such appointment, Josiah Craver, the Company’s Senior Vice President of Finance, will cease serving as the Company’s principal financial officer. It is expected that Mr. Craver will continue to serve as the Company’s Senior Vice President of Finance and principal accounting officer following such effectiveness.

Adoption of Severance and Change in Control Plan

On April 10, 2026, the Board, upon recommendation of the Compensation Committee of the Board, adopted the Sensei Biotherapeutics, Inc. Severance and Change in Control Plan (the “Severance and CIC Plan”), effective as of the same date, under which the Company’s executive officers and certain additional key employees will be eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment with the Company, subject to the conditions set forth in the Severance and CIC Plan. Capitalized terms used but not defined herein have the meanings ascribed to them in the Severance and CIC Plan.

Participation in the Severance and CIC Plan is limited to employees who have been designated by the Administrator (as defined therein) as eligible to participate and who have executed a Participation Agreement. Messrs. Gerry, Craver and Parikh have been designated as eligible to participate in the Severance and CIC Plan.

Upon an involuntary termination by the Company without Cause or a resignation by the participant for Good Reason (in each case, excluding termination due to death or disability) (a “Covered Termination”) outside of the period beginning three months prior to and ending twelve months following a Change in Control (a “Change in Control Period”), participants are entitled to cash severance equal to a specified number of months of base salary (12 months for Mr. Parikh, 9 months for Mr. Gerry and 6 months for Mr. Craver) (such period, the “Standard Severance Period”) paid in installments over the severance period, plus Company-paid COBRA premiums for up to the Standard Severance Period, provided that the employee is eligible for and timely makes the necessary elections for continuation coverage. Upon a Covered Termination occurring during the Change in Control Period, participants are instead entitled to enhanced cash severance equal to a specified number of months of base salary (18 months for Mr. Parikh and 12 months for Messrs. Gerry and Craver) (such period, the “CIC Severance Period”) paid in a lump sum, a lump-sum bonus payment equal to a specified multiple of the participant’s target annual bonus (1.5x for Mr. Parikh and 1.0x for each of Messrs. Gerry and Craver), Company-paid COBRA premiums for up to the CIC Severance Period, and full acceleration of all then-outstanding time-based equity awards.

Receipt of benefits under the Severance and CIC Plan is conditioned upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company, which must become effective within 60 days following the Covered Termination. All payments and severance benefits under the Severance and CIC Plan are subject to the Company’s clawback policy.

The foregoing description of the Severance and CIC Plan does not purport to be complete and is qualified in its entirety by reference to the Severance and CIC Plan, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: April 16, 2026	/s/ Christopher W. Gerry
Christopher W. Gerry
President and General Counsel